UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2010
Date of Report (Date of earliest event reported)

URANIUM INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10475 Park Meadows Drive, Suite 600 Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

(720) 279-2377
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

On April 13, 2010, Uranium International Corp. (the "Company") entered into a definitive Mineral Assets Option Agreement (the "Definitive Option Agreement") with Mercer Gold Corporation, a private mining company ("Mercer"), pursuant to which Mercer formally granted to the Company an exclusive option (the "Option") to acquire all of Mercer's current underlying option interests under a certain "Option Agreement", dated for reference March 4, 2010 (the "Underlying Option Agreement"), as entered into between Mercer and Comunidad Minera Guayabales (the "Underlying Property Owner"), pursuant to which Mercer acquired from the Underlying Property Owner an option (the "Underlying Option") to acquire a 100% legal, beneficial and registerable interest in and to certain mineral property concession interests which are held by way of license and which are located in the Municipality of Marmato, Colombia, and which are better known and described as the "Guayabales" property (collectively, the "Property"). The Definitive Option Agreement replaces an underlying letter of intent by and between the Company and Mercer, dated April 3, 2010, which letter of intent was previously disclosed by the Company in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 8, 2010.

The Definitive Option Agreement provides that, in order to exercise its Option, the Company is obligated to:

(a)        pay to Mercer $200,000 immediately upon the execution of the Definitive Agreement (the "Effective Date");

(b)        issue to Mercer, both prior to an after the due and complete exercise of the Option, an aggregate of up to 20,000,000 restricted common shares in the share capital of the Company (each a "Share") as follows :

(i)        an initial issuance of 10,000,000 of the Shares within two business days of the Effective Date; and which initial Share issuance has now been made; and

(ii)       a final issuance of 10,000,000 of the Shares within five business days of the Company's prior receipt of a "technical report" (as that term is defined in section 1.1 of National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects ("NI 43-101")) meeting certain criteria;

(c)        provide funding for or expend minimum cumulative "Expenditures" for "Exploration and Development" (as those terms are defined in the Definitive Option Agreement) work on or in connection with any of the mineral interests comprising the Property interests of not less than $11,500,000 in the following manner:

(i)        no less than an initial $1,500,000 of the Expenditures shall be expended on the Property by December 31, 2010;

(ii)       no less than a further $5,000,000 of the Expenditures shall be expended on the Property by December 31, 2011; and

(iii)      no less than a final $5,000,000 of the Expenditures shall be expended on the Property by December 31, 2012; and

(d)        pay on Mercer's behalf all underlying option, regulatory and governmental payments and assessment work required to keep the Property in good standing during the Option period (being that period from the Effective Date to the closing date in respect of the due and complete exercise of the Option as described in the Definitive Option Agreement, which shall not be later than January 31, 2013), and including, without limitation, all remaining cash payments required to be made to the Underlying Property Owner under the Underlying Option Agreement.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities

Unit Private Placement

Effective after the close of business on April 14, 2010, the Company completed a non-brokered private placement financing (the "Financing") involving the sale of an aggregate of 4,100,000 units of the Company (each a "Unit") to three subscribers at a subscription price of $0.50 per Unit, for gross proceeds of $2,050,000.

Each Unit is comprised of one common share (each a "Unit Share") and one-half of one non-transferable common stock purchase warrant (each a "Warrant") of the Company, with each such whole Warrant being exercisable for one additional common share of the Company (each a "Warrant Share") at an exercise price of $1.00 per Warrant Share for a period of one year from closing.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S and Rule 506 of Regulation D thereunder in connection with the issuance of these Units, based on representations and warranties made by the purchasers of the Units in their respective subscription agreements.

Issuance of Shares to Mercer

Effective April 15, 2010, the Company issued 10,000,000 common shares of the Company to five individuals as directed by Mercer pursuant to and in accordance with the terms of the Definitive Option Agreement as more fully described above in Item 1.01. The Company relied on exemptions from registration under the Securities Act provided by Regulation S and Rule 506 of Regulation D thereunder in connection with the issuance of these shares.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On April 14, 2009, the Company issued a news release regarding the Company's entry into the Definitive Option Agreement as more fully described above in Item 1.01. The news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Mineral Assets Option Agreement between Mercer Gold Corp. and Uranium International Corp., dated April 13, 2010.
99.1	Press Release dated April 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM INTERNATIONAL CORP.
DATE: April 16, 2010.	By: "William D. Thomas" Name: William D. Thomas Title: Chief Financial Officer and a director

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